News Release

ASCENA RETAIL GROUP, INC. REPORTS THIRD QUARTER RESULTS;
NON-CASH IMPAIRMENT DRIVES GAAP LOSS OF $5.29 PER SHARE;
COMPARABLE SALES DOWN 8% ON CONTINUED TRAFFIC HEADWINDS;
REPORTS NON-GAAP EPS OF $0.05;
REAFFIRMS FULL YEAR NON-GAAP EPS GUIDANCE OF $0.10 - $0.15

MAHWAH, NJ - June 8, 2017 - ascena retail group, inc. (NASDAQ - ASNA) ("ascena" or the “Company”) today reported financial results for its fiscal third quarter ended April 29, 2017, including a GAAP loss of $5.29 per diluted share compared to net earnings of $0.08 per diluted share in the year-ago period. The loss in the current quarter includes a non-cash pre-tax impairment charge of $1.324 billion (after tax impact of $5.22 per diluted share) to write-down a portion of the Company's goodwill and other intangible assets.

David Jaffe, President and Chief Executive Officer of ascena retail group, inc., commented, “We continue to move aggressively to navigate our current environment. As a result of a $300 million, multi-year technology and infrastructure investment cycle, we have developed a highly efficient supply chain and foundational omni-channel platform that will enable us to respond to the fundamental changes in consumer behavior that are disrupting our industry. We have amplified our development of cost efficiencies, and recently increased the cost takeout target of our Change for Growth transformation program to a range of $250 to $300 million by Fiscal 2019. This new target is as much as double our previously announced $150 million target, and we remain determined to further increase the intensity and the scope of our program activity.”

Jaffe continued, “In addition to a highly efficient cost structure, today’s hyper-competitive environment requires meaningful differentiation and deep customer connectivity, and we must improve execution across our portfolio. We are focused on delivering unique, compelling fashion, maintaining highly relevant brands, and providing an outstanding experience for our customers. At the brand level, our teams are driving initiatives to increase customer engagement, including clienteling programs and unique in-store events. At the enterprise level, we are working aggressively to accelerate our product development cycle and to elevate our digital capabilities through implementation of new customer experience management tools.”

Jaffe concluded, “ascena’s combination of talented teams, leading-edge omni-channel platform capabilities, and portfolio of iconic brands is unique in our industry. We are confident that our brand initiatives, enterprise transformation work, and capital structure will enable us to navigate this period of disruption, and emerge as a well-positioned, agile competitor. We will continue to evaluate all of our capital allocation options, including potential share and debt repurchases, as well as portfolio options that could simultaneously represent opportunities to both strengthen our balance sheet and create meaningful value for our shareholders.”

Fiscal Third Quarter Results - Consolidated

Overview
The third quarter of Fiscal 2017 includes a non-cash pre-tax $1.324 billion impairment charge to write down the carrying value of goodwill and other intangible assets to their implied fair value. This impairment charge has no impact on the Company's operations, ability to service debt, compliance with financial covenants, or underlying liquidity.

The current year period also includes restructuring charges incurred under the Company's Change for Growth program. Current and prior year third quarter results include certain acquisition and integration costs, as well as non-cash purchase accounting adjustments associated with the acquisition of ANN INC. ("ANN"), which was completed on August 21, 2015. A summary of year-over-year changes in these items is presented in the notes to the unaudited condensed consolidated financial information, which are included herein.

Net Sales and Comparable Sales
Net sales on a GAAP basis for the third quarter of Fiscal 2017 were $1.565 billion compared to $1.669 billion in the year-ago period. The decrease in sales reflected the impact of the 8% comparable sales decline. The Company's overall comparable sales decline was caused primarily by store traffic, which was down high single digits to low double digits across the Premium Fashion, Value Fashion and Plus Fashion segments. The Company’s sales and comparable sales data for the fiscal third quarter on a brand and segment basis is summarized below:

		Net Sales (millions)
	Comparable Sales	Three Months Ended
		April 29, 2017	April 23, 2016
Ann Taylor	(7)%	$176.1	$192.9
LOFT	(6)%	359.7	382.2
Total Premium Fashion	(7)%	535.8	575.1

maurices	(12)%	256.1	269.4
dressbarn	(8)%	229.0	241.5
Total Value Fashion	(10)%	485.1	510.9

Lane Bryant	(11)%	249.4	273.9
Catherines	(6)%	79.2	80.5
Total Plus Fashion	(10)%	328.6	354.4

Justice	(6)%	215.6	228.9
Total Kids Fashion	(6)%	215.6	228.9

Total Company	(8)%	$1,565.1	$1,669.3

Gross margin
Gross margin on a GAAP basis decreased to $948 million, or 60.6% of sales, for the third quarter of Fiscal 2017 compared to $1,017 million, or 60.9% of sales in the year-ago period. Gross margin, in terms of dollars, decreased primarily as a result of the decline in comparable sales. The decrease in the gross margin rate was primarily due to pricing challenges at our Kids Fashion segment, which realized a 400 basis point decline related to clearance of two major fashion drops that did not resonate with the customer, and a generally elevated promotional environment. Our Value Fashion segment experienced a 160 basis point decline related to a higher level of promotional selling and increased markdown requirements, partially offset by improved economics related to the segment’s new credit card program. The aforementioned margin rate declines were mostly offset by a 160 basis point improvement in our Premium Fashion segment due to freight-related acquisition synergies and the segment’s cost of goods sold initiative, and a 70 basis point improvement at our Plus Fashion segment related to more effective inventory management.

Buying, distribution, and occupancy expenses
Buying, distribution, and occupancy (“BD&O”) expenses on a GAAP basis for the third quarter of Fiscal 2017 declined 4% to $313 million, or 20.0% of sales, compared to $325 million, or 19.5% of sales in the year-ago period. The decrease in BD&O expenses was primarily due to lower occupancy expenses resulting from ongoing fleet optimization, lower performance-based compensation, and approximately $10 million in transformation savings and synergies related to the ANN Acquisition associated with the consolidation of the Premium Fashion segment brands into the Company's ecommerce fulfillment center. BD&O expenses as a percentage of net sales increased primarily due to the de-leveraging effect of lower comparable sales.

Selling, general, and administration expenses
Selling, general, and administrative (“SG&A”) expenses on a GAAP basis for the third quarter of Fiscal 2017 declined 5% to $506 million, or 32.3% of sales, compared to $536 million, or 32.1% of sales in the year-ago period. The decrease in SG&A expenses was primarily due to lower store expenses associated with ongoing fleet optimization and lower sales volume, lower performance-based compensation, and approximately $20 million in synergies and transformation initiatives, primarily due to the elimination of redundant leadership and non-merchandise procurement savings. SG&A expenses as a percentage of net sales increased primarily due to the de-leveraging effect of lower comparable sales.

Operating (loss) income
Operating loss on a GAAP basis for the third quarter of Fiscal 2017 was $1.312 billion compared to operating income of $57 million last year. The decrease reflects the goodwill and other intangible asset impairment charges, the lower operating results discussed above, and a $15.9 million increase in Restructuring and other related charges.

Effective tax rate
For the three months ended April 29, 2017, the Company recorded a tax benefit of $307.1 million on a pre-tax loss of $1.338 billion primarily due to the impairment of other intangible assets. The effective tax rate was lower than the statutory federal and state tax rate primarily due to the impairment of goodwill that was substantially all non-deductible. The effective tax rate for the year-ago period was higher than the statutory federal and state tax rate primarily due to the impact of permanent items on a relatively low level of pretax income and the impact of the earnings mix on the overall state tax effective rate.

Net (loss) income and (loss) earnings per diluted share
The Company reported a Net loss of $1.031 billion, or $5.29 per diluted share in the third quarter of Fiscal 2017, compared to Net income of $15 million last year, or $0.08 per diluted share.

Fiscal Third Quarter Balance Sheet Highlights

Cash and cash equivalents
The Company ended the third quarter of Fiscal 2017 with Cash and cash equivalents of $300 million. Of this amount, approximately $251 million was held outside of the U.S.

Inventory
The Company ended the third quarter of Fiscal 2017 with inventory of $714 million, down 3% from $739 million at the end of the year-ago period.

Capital expenditures
Capital expenditures totaled $52 million in the third quarter of Fiscal 2017.

Capital structure
The Company ended the third quarter of Fiscal 2017 with total debt of $1.669 billion, which consisted of $1.597 billion of the term loan used to acquire ANN and $73 million of borrowings outstanding under the Company's revolving credit facility.

Fourth Quarter and Fiscal Year 2017 Outlook

Consistent with its previously disclosed guidance, the Company expects to incur a loss on a non-GAAP EPS basis of $(0.06) to $(0.01) during the fourth quarter of Fiscal 2017 and expects full year Fiscal 2017 non-GAAP EPS in the range of $0.10 to $0.15.

Real Estate

The Company's store information on a brand-by-brand basis for the third quarter is as follows:

	Quarter Ended April 29, 2017
	Store Locations Beginning of Q3	Store Locations Opened	Store Locations Closed	Store Locations End of Q3
Ann Taylor	328	—	(3)	325
LOFT	678	1	(5)	674
maurices	1,012	4	(4)	1,012
dressbarn	795	1	(5)	791
Lane Bryant	770	1	(4)	767
Catherines	369	—	(6)	363
Justice	926	1	(9)	918
Total	4,878	8	(36)	4,850

Conference Call Information

The Company will conduct a conference call today, June 8, 2017, at 4:30 PM Eastern Time to review its third quarter Fiscal 2017 results, followed by a question and answer session. Parties interested in participating in this call should dial in at (877) 930-8316 prior to the start time, the conference ID is 21856079. The call will also be simultaneously broadcast at www.ascenaretail.com. A recording of the call will be available shortly after its conclusion and until June 15, 2017 by dialing (855) 859-2056, the conference ID is 21856079, and until July 8, 2017 via the Company’s website at www.ascenaretail.com.

Non-GAAP Financial Results

As noted above, the comparability of the Company's operational results for the periods presented herein has been affected by certain transactions. The Company believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating current period performance, trends and period-over-period comparative results. Non-GAAP measures eliminate amounts that do not reflect the fundamental performance of the Company’s businesses. Such items include costs such as (i) acquisition and integration expenses, (ii) restructuring, tangible asset impairments and other related charges incurred under the Company's Change for Growth initiative, (iii) non-cash charges associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value, primarily reflecting inventory expense, depreciation and amortization expense, and lease-related adjustments, and (iv) non-cash impairment charges of goodwill and other intangible assets. Reference is made to Note 2 of the unaudited condensed consolidated financial information included herein for more information.

Many investors also use non-GAAP measures as a common basis for comparing the performance of different companies. A general limitation of non-GAAP measures is that they are not prepared in accordance with U.S. generally accepted accounting principles and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. Non-GAAP measures should be considered in addition to, not as a substitute for, the Company’s Operating income (loss) and Net income (loss) per common share, as well as other measures of financial performance and liquidity reported in accordance with U.S. generally accepted accounting principles.

Additionally, a reconciliation of the projected non-GAAP EPS, which are forward-looking non-GAAP financial measures, to the most directly comparable GAAP financial measures, is not provided because the Company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. These GAAP measures may include the impact of such items as restructuring charges, acquisition and integration related expenses, asset impairments and the tax effect of all such items. As previously stated, the Company has historically excluded these items from non-GAAP financial measures. The Company currently expects to continue to exclude these items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as actions under the Company's Change for Growth program, or acquisition and integration expenses, are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent Annual Report on Form 10-K.

About ascena retail group, inc.

ascena retail group, inc. (NASDAQ:ASNA) is a leading national specialty retailer offering apparel, shoes, and accessories for women under the Premium Fashion segment (Ann Taylor, LOFT, and Lou & Grey), Value Fashion segment (maurices and dressbarn), Plus Fashion segment (Lane Bryant and Catherines), and for tween girls under the Kids Fashion segment (Justice). ascena retail group, inc. operates ecommerce websites and over 4,800 stores throughout the United States, Canada and Puerto Rico.

For more information about ascena retail group, inc. visit: ascenaretail.com, AnnTaylor.com, LOFT.com, louandgrey.com, maurices.com, dressbarn.com, lanebryant.com, cacique.com, Catherines.com, and shopjustice.com.

CONTACT:	For investors:	For media:
	ICR, Inc.	ascena retail group, inc.
	James Palczynski	Sue Ross
	Partner	Executive Vice President, ascena Corporate Affairs
	(203) 682-8229	(218) 491-2110
sue.ross@ascenaretail.com

ascena retail group, inc.
Condensed Consolidated Statements of Operations (Unaudited)
(millions, except per share data)

	Three Months Ended
	April 29, 2017	% of Net Sales	April 23, 2016	% of Net Sales
Net sales	$1,565.1	100.0%	$1,669.3	100.0%
Cost of goods sold	(616.7)	(39.4)%	(652.6)	(39.1)%
Gross margin	948.4	60.6%	1,016.7	60.9%
Other costs and expenses:
Buying, distribution and occupancy expenses	(313.4)	(20.0)%	(325.3)	(19.5)%
Selling, general and administrative expenses	(506.3)	(32.3)%	(535.7)	(32.1)%
Acquisition and integration expenses	(3.8)	(0.2)%	(8.4)	(0.5)%
Restructuring and other related charges	(15.9)	(1.0)%	—	—%
Impairment of goodwill	(596.3)	(38.1)%	—	—%
Impairment of other intangible assets	(728.1)	(46.5)%	—	—%
Depreciation and amortization expense	(96.4)	(6.2)%	(89.9)	(5.4)%
Operating (loss) income	(1,311.8)	(83.8)%	57.4	3.4%
Interest expense	(25.8)	(1.6)%	(27.4)	(1.6)%
Interest income and other (expense) income, net	(0.2)	—%	0.9	0.1%
(Loss) income before benefit (provision) for income taxes	(1,337.8)	(85.5)%	30.9	1.9%
Benefit (provision) for income taxes	307.1	19.6%	(15.9)	(1.0)%
Net (loss) income	$(1,030.7)	(65.9)%	$15.0	0.9%

Net (loss) income per common share:
Basic	$(5.29)		$0.08
Diluted	$(5.29)		$0.08

Weighted average common shares outstanding:
Basic	195.0		194.0
Diluted	195.0		195.0

See accompanying notes.

ascena retail group, inc.
Condensed Consolidated Statements of Operations (Unaudited)
(millions, except per share data)

	Nine Months Ended
	April 29, 2017	% of Net Sales	April 23, 2016	% of Net Sales
Net sales	$4,991.7	100.0%	$5,183.1	100.0%
Cost of goods sold	(2,083.5)	(41.7)%	(2,295.7)	(44.3)%
Gross margin	2,908.2	58.3%	2,887.4	55.7%
Other costs and expenses:
Buying, distribution and occupancy expenses	(954.1)	(19.1)%	(958.2)	(18.5)%
Selling, general and administrative expenses	(1,568.8)	(31.4)%	(1,571.9)	(30.3)%
Acquisition and integration expenses	(31.6)	(0.6)%	(66.9)	(1.3)%
Restructuring and other related charges	(48.0)	(1.0)%	—	—%
Impairment of goodwill	(596.3)	(11.9)%	—	—%
Impairment of other intangible assets	(728.1)	(14.6)%	—	—%
Depreciation and amortization expense	(286.6)	(5.7)%	(261.8)	(5.1)%
Operating (loss) income	(1,305.3)	(26.1)%	28.6	0.6%
Interest expense	(76.1)	(1.5)%	(75.7)	(1.5)%
Interest income and other income, net	0.1	—%	0.7	—%
Gain on extinguishment of debt	—	—%	0.8	—%
Loss before benefit for income taxes	(1,381.3)	(27.7)%	(45.6)	(0.9)%
Benefit for income taxes	329.8	6.6%	19.9	0.4%
Net loss	$(1,051.5)	(21.1)%	$(25.7)	(0.5)%

Net loss per common share:
Basic	$(5.40)		$(0.13)
Diluted	$(5.40)		$(0.13)

Weighted average common shares outstanding:
Basic	194.7		191.5
Diluted	194.7		191.5

See accompanying notes.

ascena retail group, inc.
Condensed Consolidated Balance Sheets (Unaudited)
(millions)

	April 29, 2017	July 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$300.1	$371.8
Inventories	713.9	649.3
Prepaid expenses and other current assets	167.3	218.9
Total current assets	1,181.3	1,240.0
Property and equipment, net	1,495.0	1,630.1
Goodwill	683.0	1,279.3
Other intangible assets, net	537.1	1,268.7
Other assets	97.9	88.2
Total assets	$3,994.3	$5,506.3

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$429.1	$429.4
Accrued expenses and other current liabilities	340.9	420.3
Deferred income	127.9	110.0
Current portion of long-term debt	—	54.0
Total current liabilities	897.9	1,013.7
Long-term debt, less current portion	1,607.6	1,594.5
Lease-related liabilities	357.6	387.1
Deferred income taxes	101.0	442.2
Other non-current liabilities	197.4	205.5
Total liabilities	3,161.5	3,643.0
Equity	832.8	1,863.3
Total liabilities and equity	$3,994.3	$5,506.3

See accompanying notes.

ascena retail group, inc.
Segment Information (Unaudited)
(millions)

	Three Months Ended		Nine Months Ended
	April 29, 2017	April 23, 2016	April 29, 2017	April 23, 2016
Net sales:
Premium Fashion (a)	$535.8	$575.1	$1,723.2	$1,713.8
Value Fashion	485.1	510.9	1,470.8	1,554.2
Plus Fashion	328.6	354.4	993.6	1,053.3
Kids Fashion	215.6	228.9	804.1	861.8
Total net sales	$1,565.1	$1,669.3	$4,991.7	$5,183.1

	Three Months Ended		Nine Months Ended
	April 29, 2017	April 23, 2016	April 29, 2017	April 23, 2016
Operating income (loss):
Premium Fashion (a)(b)	$22.2	$21.5	$88.5	$(32.4)
Value Fashion	23.1	35.9	15.4	69.6
Plus Fashion	10.3	17.2	6.5	13.7
Kids Fashion	(23.3)	(8.8)	(11.7)	44.6
Unallocated acquisition and integration expenses	(3.8)	(8.4)	(31.6)	(66.9)
Unallocated restructuring and other related charges	(15.9)	—	(48.0)	—
Unallocated impairment of goodwill (c)	(596.3)	—	(596.3)	—
Unallocated impairment of other intangible assets (c)	(728.1)	—	(728.1)	—
Total operating (loss) income	$(1,311.8)	$57.4	$(1,305.3)	$28.6

	Three Months Ended		Nine Months Ended
	April 29, 2017	April 23, 2016	April 29, 2017	April 23, 2016
Non-GAAP adjusted operating income:
Premium Fashion (b)(d)	$33.0	$33.7	$121.8	$121.7
Value Fashion	23.1	35.9	15.4	69.6
Plus Fashion	10.3	17.2	6.5	13.7
Kids Fashion	(23.3)	(8.8)	(11.7)	44.6
Total non-GAAP adjusted operating income	$43.1	$78.0	$132.0	$249.6
(a) Results for the nine months ended April 23, 2016 include the post-acquisition results of ANN, which was acquired on August 21, 2015. Accordingly, ANN's results for the first three quarters of Fiscal 2016 have been included herein for the post-acquisition period from August 22, 2015 to April 30, 2016. The remainder of the Company's businesses ended the third quarter of Fiscal 2016 on April 23, 2016. The effect of ANN's one-week reporting period difference is not material. All segments of the Company are on the same fiscal calendar as of the end of Fiscal 2016.
(b) Operating (loss) income includes the impact of non-cash expenses associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value. For the three months and nine months ended April 29, 2017, adjustments of $10.8 and $33.3, respectively, primarily consist of depreciation and amortization associated with the write-up of ANN's customer relationships and property and equipment and other purchase accounting adjustments, which are primarily lease-related. For the three and nine months ended April 23, 2016, adjustments of $12.2 and $152.8, respectively, primarily consist of the impact of non-cash inventory expense associated with the purchase accounting adjustment of ANN's inventory to fair market value, and depreciation and amortization expense associated with the write-up of ANN's customer relationships and property and equipment. These items have been excluded from the non-GAAP adjusted operating income. Reference is made to Note 2 of the unaudited condensed consolidated financial information included herein for a reconciliation of operating (loss) income on a GAAP basis to non-GAAP adjusted operating income.
(c) Includes the impact of non-cash impairments of goodwill and other intangible assets by segment as follows: $428.9 of goodwill and $566.3 of other intangible assets at the Premium Fashion segment, $107.2 of goodwill at the Value Fashion segment, and $60.2 of goodwill and $161.8 of other intangible assets at the Plus Fashion segment. These items have been excluded from the non-GAAP adjusted operating income. Reference is made to Note 2 of the unaudited condensed consolidated financial information included herein for a reconciliation of operating (loss) income on a GAAP basis to non-GAAP adjusted operating income.
(d) Results for the nine months ended April 23, 2016 include $1.3 reflecting ANN's operating income for the three-week stub period from the end of their last fiscal quarter prior to the acquisition date through the acquisition date. Reference is made to Note 2 of the unaudited condensed consolidated financial information included herein for a reconciliation of operating (loss) income on a GAAP basis to non-GAAP adjusted operating income.

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information
(millions, except per share data)

Note 1. Basis of Presentation

On August 21, 2015, the Company acquired 100% of the outstanding common stock of ANN INC. ("ANN"). ANN, which comprises the operations of the Company's Premium Fashion segment, utilizes a 52-53 week fiscal year following the National Retail Federation calendar. Accordingly, ANN's results for the first three quarters of Fiscal 2016 have been included herein for the post-acquisition period from August 22, 2015 to April 30, 2016. The remainder of the Company's businesses ended the third quarter of Fiscal 2016 on April 23, 2016. The effect of ANN's one-week reporting period difference is not material to the condensed consolidated financial statements for the three or nine months ended April 23, 2016. All segments of the Company are on the same fiscal calendar as of the end of Fiscal 2016.

Note 2. Reconciliation of Non-GAAP Financial Measures

As noted above, the comparability of the Company's operational results reported in accordance with U.S. generally accepted accounting principles ("GAAP") for the periods presented herein has been affected by certain transactions. The Company believes that the non-GAAP financial measures presented below, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating current period performance, trends and period-over-period comparative results. Non-GAAP measures eliminate amounts that do not reflect the fundamental performance of the Company’s businesses. These items include costs such as (i) acquisition and integration expenses, (ii) restructuring, tangible asset impairments and other related charges incurred under the Company's Change for Growth initiative, (iii) non-cash charges associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value, primarily reflecting inventory expense, depreciation and amortization expense, and lease-related adjustments, and (iv) non-cash impairment charges of goodwill and other intangible assets.

Many investors also use non-GAAP measures as a common basis for comparing the performance of different companies. A general limitation of non-GAAP measures is that they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. Non-GAAP measures should be considered in addition to, not as a substitute for, the Company’s Operating income (loss) and Net income (loss) per common share, as well as other measures of financial performance and liquidity reported in accordance with GAAP.

The following tables reconcile non-GAAP financial measures to the most directly comparable GAAP financial measures and include Gross margin, BD&O expense, SG&A expense, Operating (loss) income, Income tax benefit (provision), Net (loss) income, Diluted net (loss) income per common share and earnings before interest, taxes, depreciation and amortization, as adjusted ("Adjusted EBITDA") to Net (loss) income for all periods presented.

	Three Months Ended		Nine Months Ended
	April 29, 2017	April 23, 2016	April 29, 2017	April 23, 2016
Gross margin - reported GAAP basis	$948.4	$1,016.7	$2,908.2	$2,887.4
Impact of non-cash purchase accounting adjustments (a)	0.6	1.1	2.0	129.0
Impact of ANN prior to August 21, 2015 (b)	—	—	—	74.5

Non-GAAP Gross margin	$949.0	$1,017.8	$2,910.2	$3,090.9

	Three Months Ended		Nine Months Ended
	April 29, 2017	April 23, 2016	April 29, 2017	April 23, 2016
Buying, distribution & occupancy expense - reported GAAP basis	$(313.4)	$(325.3)	$(954.1)	$(958.2)
Impact of non-cash purchase accounting adjustments (a)	1.1	1.3	2.4	(1.4)
Impact of ANN prior to August 21, 2015 (b)	—	—	—	(27.4)

Non-GAAP Buying, distribution & occupancy expense	$(312.3)	$(324.0)	$(951.7)	$(987.0)

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended		Nine Months Ended
	April 29, 2017	April 23, 2016	April 29, 2017	April 23, 2016
Selling, general & administrative expense - reported GAAP basis	$(506.3)	$(535.7)	$(1,568.8)	$(1,571.9)
Impact of non-cash purchase accounting adjustments (a)	1.4	1.6	4.6	3.3
Impact of ANN prior to August 21, 2015 (b)	—	—	—	(39.9)

Non-GAAP Selling, general & administrative expense	$(504.9)	$(534.1)	$(1,564.2)	$(1,608.5)

	Three Months Ended		Nine Months Ended
	April 29, 2017	April 23, 2016	April 29, 2017	April 23, 2016
Operating (loss) income - reported GAAP basis	$(1,311.8)	$57.4	$(1,305.3)	$28.6
Impact of non-cash purchase accounting adjustments (a)	10.8	12.2	33.3	152.8
Impact of ANN prior to August 21, 2015 (b)	—	—	—	1.3
Impairment of goodwill and other intangible assets (c)	1,324.4	—	1,324.4	—
Acquisition and integration expenses (d)	3.8	8.4	31.6	66.9
Restructuring and other related charges (e)	15.9	—	48.0	—

Non-GAAP Operating income	$43.1	$78.0	$132.0	$249.6

	Three Months Ended		Nine Months Ended
	April 29, 2017	April 23, 2016	April 29, 2017	April 23, 2016
Income tax benefit (provision) - reported GAAP basis	$307.1	$(15.9)	$329.8	$19.9
Income tax impact of non-GAAP adjustments (f)	(314.6)	(5.6)	(353.9)	(84.8)

Non-GAAP income tax provision	$(7.5)	$(21.5)	$(24.1)	$(64.9)

	Three Months Ended		Nine Months Ended
	April 29, 2017	April 23, 2016	April 29, 2017	April 23, 2016
Net (loss) income - reported GAAP basis	$(1,030.7)	$15.0	$(1,051.5)	$(25.7)
Impact of non-cash purchase accounting adjustments (a)	10.8	12.2	33.3	152.8
Impact of ANN prior to August 21, 2015 (b)	—	—	—	1.3
Impairment of goodwill and other intangible assets (c)	1,324.4	—	1,324.4	—
Acquisition and integration expenses (d)	3.8	8.4	31.6	66.9
Restructuring and other related charges (e)	15.9	—	48.0	—
Impact of ANN acquisition on debt (g)	—	—	—	(6.8)
Gain on extinguishment of debt	—	—	—	(0.8)
Income tax impact of non-GAAP adjustments (f)	(314.6)	(5.6)	(353.9)	(84.8)

Non-GAAP Net income	$9.6	$30.0	$31.9	$102.9

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended		Nine Months Ended
	April 29, 2017	April 23, 2016	April 29, 2017	April 23, 2016
Diluted net (loss) income per common share - reported GAAP basis	$(5.29)	$0.08	$(5.40)	$(0.13)

Per share impact of non-cash purchase accounting adjustments (a)	0.06	0.06	0.17	0.80
Per share impact of ANN prior to August 21, 2015 (b)	—	—	—	0.01
Per share impact of impairment of goodwill and other intangible assets (c)	6.79	—	6.80	—
Per share impact of acquisition and integration related expenses (d)	0.02	0.04	0.16	0.35
Per share impact of restructuring and other related charges (e)	0.08	—	0.25	—
Per share impact of ANN acquisition on debt (g)	—	—	—	(0.04)
Per share impact of gain on extinguishment of debt	—	—	—	—
Per share income tax impact of non-GAAP adjustments (f)	(1.61)	(0.03)	(1.82)	(0.45)
Per share impact of ANN acquisition on EPS (h)	—	—	—	(0.02)

Non-GAAP diluted net income per common share	$0.05	$0.15	$0.16	$0.52

	Three Months Ended		Nine Months Ended
	April 29, 2017	April 23, 2016	April 29, 2017	April 23, 2016
Adjusted EBITDA	$131.8	$159.7	$394.3	$495.4
Impact of non-cash purchase accounting adjustments (a)	(3.1)	(4.0)	(9.0)	(4.0)
Non-cash expense associated with the write-up of ANN's inventory to fair market value (a)	—	—	—	(126.9)
Impact of ANN prior to August 21, 2015 (b)	—	—	—	(7.2)
Impact of goodwill and other intangible assets impairment (c)	(1,324.4)	—	(1,324.4)	—
Acquisition and other integration expenses (d)	(3.8)	(8.4)	(31.6)	(66.9)
Restructuring and other related charges (e)	(15.9)	—	(48.0)	—
Depreciation and amortization expense	(96.4)	(89.9)	(286.6)	(261.8)
Operating income	(1,311.8)	57.4	(1,305.3)	28.6
Interest expense	(25.8)	(27.4)	(76.1)	(75.7)
Interest and other income, net	(0.2)	0.9	0.1	0.7
Gain on extinguishment of debt	—	—	—	0.8
(Loss) income before provision for income taxes	(1,337.8)	30.9	(1,381.3)	(45.6)
Benefit (provision) for income taxes	307.1	(15.9)	329.8	19.9
Net (loss) income	$(1,030.7)	$15.0	$(1,051.5)	$(25.7)

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

(a) Includes the impact of non-cash expenses associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value such as adjustments to Cost of goods sold related to the write-up of ANN's inventory, depreciation and amortization related to the write-up of ANN's customer relationships and property and equipment and other purchase accounting adjustments, which are primarily lease-related. Amounts recorded in each period presented are as follows:

	Three Months Ended		Nine Months Ended
	April 29, 2017	April 23, 2016	April 29, 2017	April 23, 2016
Gross margin	$0.6	$1.1	$2.0	$129.0
Other operating expenses	2.5	2.9	7.0	1.9
Depreciation and amortization	7.7	8.2	24.3	21.9
	$10.8	$12.2	$33.3	$152.8

(b) Represents ANN's results for the three-week stub period from the end of their last fiscal quarter prior to the acquisition date through the acquisition date and has been adjusted to exclude transaction-related expenses incurred by ANN resulting from the acquisition.

(c) Represents the impact of non-cash impairments of goodwill and other intangible assets by segment as follows: $428.9 of goodwill and $566.3 of other intangible assets at the Premium Fashion segment, $107.2 of goodwill at the Value Fashion segment, and $60.2 of goodwill and $161.8 of other intangible assets at the Plus Fashion segment.

(d)
Primarily reflects costs related to the ANN acquisition including severance and retention-related expenses, settlement charges and professional fees related to a pension plan acquired in the ANN acquisition which was terminated in the second quarter of Fiscal 2017, legal, consulting and investment-banking related transaction costs and other integration costs to combine the operations and infrastructure of the ANN business into the Company's. Amounts recorded in each period presented are as follows:

	Three Months Ended		Nine Months Ended
	April 29, 2017	April 23, 2016	April 29, 2017	April 23, 2016
Severance and retention	$0.2	$3.0	$10.7	$33.7
ANN pension settlement	—	—	8.0	—
Transaction costs	—	0.8	—	21.3
Other integration expenses	3.6	4.6	12.9	11.9
	$3.8	$8.4	$31.6	$66.9

(e) For the three and nine months ended April 29, 2017 primarily reflects costs incurred under the Company's Change for Growth program. Expenses for the three months ended April 29, 2017 include ($0.3) of severance and related expenses, $5.3 for asset impairments and lease termination payments related to planned store closures and $10.9 for professional fees. For the nine months ended April 29, 2017 expenses include $20.0 of severance and related expenses, $5.3 for asset impairments and lease termination payments related to planned store closures and $22.7 for professional fees.

(f) Non-GAAP income tax benefit (provision) is calculated based on the estimated full year effective tax rate for non-GAAP net income.

(g) Primarily represents the incremental interest expense for the stub period prior to the acquisition date on the $1.8 billion term loan used to fund the cash portion of the purchase price of the ANN acquisition at an interest rate of 5.25% as well as the impact of the related deferred financing fees. This impact, which is not included in the reported GAAP results and is included to enhance comparability between the periods, assumes that the ANN acquisition had occurred as of the beginning of Fiscal 2016 and the related debt incurred was outstanding as of the beginning of Fiscal 2016.

(h) Reflects the impact on EPS for the nine months ended April 23, 2016 of using 196.3 weighted average common shares for adjusted net income per diluted common share compared to the 191.5 used to calculate EPS on a reported GAAP basis. The weighted average number of common shares on an adjusted basis reflects the impact of the additional shares issued in the acquisition of ANN as outstanding for the entire period as if the acquisition had occurred as of the beginning of the period presented. The weighted average number of diluted common shares on an adjusted basis also reflects the dilutive effect of stock options and other securities, which were excluded from the reported GAAP amount due to the net loss reported during the period.